UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                          1934
                             (Amendment No. _____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]	Preliminary Proxy Statement
[   ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
[ X ]	Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Homeland Holding Corporation
(Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[ X ]	No fee required.
[   ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.
     	1)  Title of each class of securities to which transaction applies:
	    ____________________________________________________________________
	2)  Aggregate number of securities to which transaction applies:
	    ____________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ____________________________________________________________________
     	4)  Proposed maximum aggregate value of transaction:
          ____________________________________________________________________
      5)  Total fee paid:
          ____________________________________________________________________
[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1) Amount Previously Paid:

          ____________________________________________________________________
          2) Form, Schedule or Registration Statement No.:

	    ____________________________________________________________________
          3) Filing Party:

	    ____________________________________________________________________
          4) Date Filed:

          ____________________________________________________________________


                          Homeland Holding Corporation
                        2601 N.W. Expressway, Suite 1100E
                            Oklahoma City, OK  73112
                         ______________________________

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 31, 2001
                         ______________________________

To the Stockholders of Homeland Holding Corporation:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Homeland Holding Corporation ("Company") will be held at the Hilton Oklahoma City Northwest, 2945 Northwest Expressway, Oklahoma City, Oklahoma, on Thursday, May 31, 2001, at 8:00 a.m., Oklahoma City, Oklahoma time, to consider the following matters:

       1. the election of directors;

       2. a proposal to ratify PricewaterhouseCoopers LLP as independent auditors for fiscal year 2001; and

       3. the transaction of any other business as may properly be brought before the Annual Meeting.

       Details concerning those matters to come before the Annual Meeting are set forth in the accompanying Proxy Statement for your information.

       The Form 10-K of your Company for the fiscal year ended December 30, 2000, is enclosed. We hope you will find it informative.

       Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on April 16, 2001, as the date for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's Common Stock, $0.01 par value, will entitle the holder thereof to one vote on all matters which may properly come before the Annual Meeting.

                                       By Order of the Board of Directors,


                                       Wayne S. Peterson
                                       Secretary


Dated:  May 3, 2001

                     _________________________________
                            PROXY STATEMENT
                     _________________________________

       This Proxy Statement is being furnished in connection with the 2001 Annual Meeting of Stockholders ("Annual Meeting") of Homeland Holding Corporation ("Company") to be held at the Hilton Oklahoma City Northwest, 2945 Northwest Expressway, Oklahoma City, Oklahoma, on Thursday, May 31, 2001, at 8:00 a.m., Oklahoma City, Oklahoma time. This Proxy Statement and the accompanying materials will be mailed on or about May 3, 2001, to stockholders of record as of the record date.

       At the Annual Meeting, the stockholders will consider two matters: (1) the election of directors of the Company; and (2) a proposal to ratify PricewaterhouseCoopers LLP as independent auditors for fiscal year 2001.

       The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting has been established as of the close of business on April 16, 2001. On that date, the Company had 4,925,871 issued and outstanding shares of Common Stock, par value $0.01 ("Common Stock"), of which 529,098 shares are held by the Company and Homeland Stores, Inc. ("Stores"), the wholly-owned subsidiary of the Company, in the Class 5 Disputed Claim Reserve ("Disputed Claim Reserve") pursuant to the First Amended Joint Plan of Reorganization of Homeland Stores, Inc. and Homeland Holding Corporation, as amended ("Plan of Reorganization").

       A complete list of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting will be available for inspection during normal business hours at the principal executive offices of the Company for ten days prior to the Annual Meeting and will be available at the Annual Meeting.

       Holders of record are entitled to one vote for each share held of record on each matter properly before the Annual Meeting and the presence of the holders of a majority of the shares of Common Stock, in person or by proxy, will be necessary for a quorum.

       The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for the election of directors and for the approval of the other matters to be submitted to the stockholders at the Annual Meeting. The Company and Stores will vote the shares of Common Stock in the Disputed Claim Reserve in the same proportion as the other shares of Common Stock are voted at the Annual Meeting. Abstentions and broker non-votes will not be included for purpose of voting.

       This enclosed Proxy is being solicited by the Board of Directors. Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of Proxies and, upon request, will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of Proxies, which is expected to be nominal.

       Any holder of Common Stock returning his, her or its Proxy may revoke the Proxy at any time prior to its exercise: (a) by giving written notice of revocation to the Company; (b) by voting in person at the Annual Meeting; or
(c) by executing and delivering to the Company a later dated proxy. Written revocations and later dated proxies should be sent to the Company at its principal executive offices:

                       Homeland Holding Corporation
                         Oil Center, Suite 1100E
                        2601 Northwest Expressway
                       Oklahoma City, Oklahoma 73112
                            Attn:  Secretary


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Set forth below is certain information as of April 16, 2001, regarding the beneficial ownership of the Common Stock: (a) by each person known by the Company to have beneficial ownership of more than 5% of the Common Stock of the Company; (b) by each director and each Named Executive Officer (as defined below), individually; and (c) by all directors and officers as a group:


                                             Shares
                                           Beneficially    Percent of
	Name of Beneficial Owner               Owned **        Class
      Soros Fund Management, LLC (1)          640,541        12.14%
	888 Seventh Avenue, 33rd Floor
	New York, NY  10106

      Ironwood Capital Management, LLC (2)    424,700         8.05%
	21 Custom House Street
	Boston, MA 02109

      Jeffrey D. Tannebaum (3)                371,195         7.04%
      Fir Tree Partners
      1211 Avenue of the Americas
      New York, NY  10036

      John A. Shields (4)(5)                   98,611         1.87%
      David B. Clark (6)(7)                   111,700         2.12%
      Wayne S. Peterson (8)(9)                 64,000         1.21%
      Steven M. Mason (10)(11)                 27,908          *
      John C. Rocker (12)                      18,000          *
      Deborah A. Brown (13)(14)                16,600          *
      Robert E. (Gene) Burris (4)              27,500          *
      Edward B. Krekeler, Jr. (4)(16)          27,975          *
      Laurie M. Shahon (4)(15)                 33,000          *
      William B. Snow (4)(16)                  28,500          *

	Officers and directors as
        a group (11 persons)                  478,980         9.08%
	______________________
	*  Less than 1%
** Shares beneficially owned reflect Common Stock owned and exercisable options including options that will become exercisable within sixty days of the date hereof.

(1) Based on the Schedule 13G filed by Soros Fund Management LLC, these shares are held for the accounts of Quantum Partners (as defined below) and Quasar Partners (as defined below). Soros Fund Management LLC, a Delaware limited liability company, serves as principal investment manager to Quantum Partners LDC, a Cayman Island exempted duration company ("Quantum Partners"), and as such, has been granted investment discretion over the shares of Common Stock.

(2)   Based on the Schedule 13G filed on behalf of Ironwood
      Capital Management, LLC, Warren J. Isabelle, Richard L.
      Droster, and Donald Collins.

(3) Based on the Schedule 13F filed by Mr. Jeffrey Tannebaum and Fir Tree Partners, these shares are for the accounts of Fir Tree Value Fund, L.P., Fir Tree Institutional Value Fund, L.P. and Fir Tree Value Partners LDC. Mr. Tannebaum is the sole shareholder, officer, director and principal of Fir Tree Partners and he serves as general partner of the Fir Tree Value Fund L.P. and the Fir Tree Institutional Value Fund L.P. and as an investment advisor to the Fir Tree Value Partners LDC.

(4) Stock options for 15,000 shares, all of which are exercisable at an exercise price of $7.625 per share, were granted to each director under the Directors Plan (as defined below) in 1997, and will expire on July 14, 2007.
      In July 1998, stock options for 5,000 shares, all of which are exercisable at an exercise price of $7.50 per share, were granted to each director under the Directors Plan, and will expire on July 10, 2008. In June 1999, stock options for 5,000 shares, all of which are exercisable at an exercise price of $3.00 per share, were granted to each director under the Directors Plan in 1997, and will expire on June 30, 2009. On June 1, 2000, stock options for 5,000 shares, of which 2,500 shares are exercisable at an exercise price of $4.00 per share, were granted to each director under the Directors Plan. The options are exercisable ratably over two years commencing June 1, 2001.

(5) Mr. Shields is the beneficial owner of 71,111 shares of Common Stock.

(6) Mr. Clark was granted options to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share, under the Stock Option Plan (as defined below) as provided for under his employment agreement with the Company. This option agreement terminated on December 6, 2000, and was replaced by the Amended & Restated Stock Option Agreement dated December 6, 2000, granting Mr. Clark options to purchase 100,000 shares of Common Stock, of which 60,000 shares are exercisable, at an exercise price of $2.00 per share. The options become exercisable ratably over five years commencing February 17, 1999, and will expire on February 17, 2008. Mr. Clark was granted stock options to purchase 30,000 shares of Common Stock on June 1, 1998.
      This option agreement terminated on December 8, 1998, and was replaced by the Amended & Restated Stock Option Agreement dated December 8, 1998, granting Mr. Clark options to purchase 30,000 shares of Common Stock, of which 18,000 shares are exercisable, at an exercise price of $3.625 per share. The options become exercisable ratably over five years commencing June 1, 1999, and will expire on June 1, 2008. Mr. Clark was granted options to purchase 20,000 shares of Common Stock, of which 4,000 are exercisable, on June 30, 1999, at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Mr. Clark was granted options to purchase 60,000 shares of Common Stock, of which 12,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June

      1, 2001, and will expire on June 1, 2010. Mr. Clark was granted options to purchase 50,000 shares, on December 6, 2000, at an exercise price of $2.00 per share. The options become exercisable ratably over five years commencing December 6, 2001, and will expire on December 6, 2010.

(7)   Mr. Clark is the beneficial owner of 17,700 shares of Common
      Stock.

(8) Mr. Peterson was granted options to purchase 50,000 shares of Common Stock, of which 20,000 are exercisable at an exercise price of $3.50 per share outside the Stock Option Plan as provided for under his employment agreement with the Company. The options become exercisable ratably over five years commencing October 19, 1999, and will expire on October 19, 2008. Mr. Peterson was granted options to purchase 20,000 shares of Common Stock, of which 4,000 are exercisable, on June 30, 1999 at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Mr. Peterson was granted options to purchase 50,000 shares of Common Stock, of which 10,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010. Mr. Peterson was granted options to purchase 100,000 shares, on December 6, 2000, at an exercise price of $2.00 per share. The options become exercisable ratably over five years commencing December 6, 2001, and will expire on December 6, 2010.

(9) Mr. Peterson is the beneficial owner of 30,000 shares of Common Stock.

(10) On May 13, 1997, Mr. Mason was granted options to purchase 12,000 shares of Common Stock, all of which are exercisable at an exercise price of $6.50 per share. The options will expire on May 13, 2007. Mr. Mason was granted options in July 1998 to purchase 13,000 shares of Common Stock, of which 7,800 are exercisable at an exercise price of $7.625 per share. The options are exercisable ratably over five years commencing May 13, 1999, and will expire on July 10, 2008. Mr. Mason was granted options to purchase 15,000 shares of Common Stock, of which 3,000 are exercisable, on June 30, 1999 at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Mr. Mason was granted options to purchase 25,000 shares of Common Stock, of which 5,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010.

(11)  Mr. Mason is the beneficial owner of 108 shares of Common
      Stock and 341 warrants to purchase shares of Common Stock.

(12) Mr. Rocker was granted options to purchase 25,000 shares of Common Stock, of which options with respect to 10,000 shares are presently exercisable at an exercise price of $4.75 per share outside the Stock Option Plan as provided for under his employment agreement with the Company. The options become exercisable ratably over five years commencing September 14, 1999, and will expire on September 14, 2008. Mr. Rocker was granted options to purchase 15,000 shares of Common Stock, of which 3,000 are exercisable, on June 30, 1999 at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Mr. Rocker was granted options to purchase 25,000 shares of Common Stock, of which 5,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010.

(13) On June 22, 1998, Ms. Brown was granted options to purchase 13,000 shares of Common Stock, of which 7,800 are exercisable at an exercise price of $6.125 per share. The options become exercisable ratably over five years commencing June 22, 1999, and will expire on June 22, 2008. Ms. Brown was granted options to purchase 9,000 shares of Common Stock, of which 1,800 are exercisable, on June 30, 1999 at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Ms. Brown was granted options to purchase 25,000 shares of Common Stock, of which 5,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010.

(14)  Ms. Brown is the beneficial owner of 2,000 shares of Common
      Stock.

(15)  Ms. Shahon is the beneficial owner of 5,500 shares of Common
      Stock.

(16)  Mr. Snow is the beneficial owner of 1,000 shares of Common
      Stock.

(17)  Mr. Krekeler is the beneficial owner of 475 shares of Common
      Stock.

                            PROPOSAL ONE

                       ELECTION OF DIRECTORS

      The Board of Directors consists of seven directorships, one of which is currently vacant. Under the Bylaws, each director serves for a term of one year commencing at the annual meeting of stockholders at which he or she is elected and ending at the annual meeting of stockholders at which his or her successor is elected.

      David N. Weinstein resigned as a director on April 24, 2001, creating a vacant directorship. His resignation did not involve a disagreement on any matter relating to the operations, the policies or the practices of the Company.

      The following is certain information about the current directors, each of whom has been nominated for re-election as a director at the Annual Meeting:

                                                          Director
 	Name                        Age   	Position	   	Since

	Robert E. (Gene) Burris	     53     Director          1996

	David B. Clark               48     Director          1998

	Edward B. Krekeler, Jr.      57     Director          1996

	Laurie M. Shahon             49     Director          1996

	John A. Shields              57     Director          1993

	William B. Snow              69     Director          1996

      Assuming the re-election of the six directors, one vacant directorship would remain.

      Robert E. (Gene) Burris became a director of the Company on August 2, 1996. Since 1988, Mr. Burris has been President of the UFCW Local No. 1000, which represents approximately 96% of the Store's unionized employees. Pursuant to the present collective bargaining agreements, the UFCW has the right to designate one member of the Boards of Directors of the Company and Stores. Mr. Burris is the designee of the UFCW. Since February 1995, Mr. Burris has been the Chief Executive Officer and owner of G&E Railroad, a retail store.

      David B. Clark became President, Chief Executive Officer and a director of the Company in February 1998. From 1996 to February 1998, Mr. Clark was Executive Vice President, Merchandising and Distribution, for Bruno's, Inc., a $2.8 billion sales company with over 200 stores, having joined in 1995 as Senior Vice President, Operations and Distribution. Bruno's Inc. filed Chapter 11 bankruptcy on February 2, 1998. From 1992 through 1995, Mr. Clark was Vice President, Operations and subsequently Executive Vice President, Merchandising and Operations for the Cub Foods Division of Super Valu, Inc., responsible for stores producing sales volume of $1.7 billion. Mr. Clark is a director of Associated Wholesale Grocers, Inc., a retail buying cooperative of which Stores is a member.

      Edward B. Krekeler, Jr. became a director of the Company on August 2, 1996. Mr. Krekeler is a Vice-President and Portfolio Manager at Investors Management Group since September 1999. From September 1997 to April 1999, he was a senior product manager of First National Bank North Dakota. From 1994 to August 1997, he was the President of Krekeler Enterprises, Ltd., a corporate financial consulting firm. From 1984 to 1994, he served in various positions as an officer of Reliastar Investment Research, Inc. (formerly known as Washington Square Capital, Inc.), including Vice-President, Special Investments, Vice-President, Administration, Private Placements, Vice-President, Portfolio Manager, Private Placements, and Chief Investment Analyst. From 1970 to 1984, Mr. Krekeler was Director, Fixed Income Investments, of The Ohio National Life Insurance Company, Inc. He was Chairman of the Board of Directors of Convenient Food Marts, Inc. from 1990 to 1994.

      Laurie M. Shahon became a director of the Company on August 2, 1996. Ms. Shahon has been President of Wilton Capital Group, a private direct investment firm since January 1994. Ms. Shahon previously served as Vice Chairman and Chief Operating Officer of Color Tile, Inc. in 1989. From 1988 to 1993, she served as Managing Director of `21' International Holdings, Inc., a private holding company. From 1980 to 1988, she was Vice President of Salomon Brothers Inc, where she was founder and head of the retailing and consumer products group. Ms. Shahon is a director of One Price Clothing Stores, Inc., Bradlees, Inc. and Factory Card Outlet Corp.

      John A. Shields became a director of the Company in May 1993, Acting Chairman of the Board in September 1997 and Chairman of the Board on July 9, 1998. From 1994 to 1997, Mr. Shields was the Chairman and Chief Executive Officer of Delray Farms Fresh Markets. From 1983 to 1993, he was President and Chief Executive Officer of First National Super Markets, Inc., a retail grocery store chain. He is currently Chairman of the Board of Wild Oats Markets, Inc., a publicly reporting health food supermarket, and a director of Shore Bank Corp., a publicly reporting bank.

      William B. Snow became a director of the Company on August 2, 1996. Since 1994, Mr. Snow has served as Vice Chairman of Movie Gallery, Inc., the second largest video specialty retailer in the United States. From 1985 to 1994, he was Executive Vice President and a director of Consolidated Stores Corporation. From 1980 to 1985, Mr. Snow was Chairman, President and Chief Executive Officer of Amerimark, Inc., a diversified supermarket retailer and institutional food service distributor. From 1974 to 1980, he was President of Continental Foodservice, Inc. From 1966 to 1974, Mr. Snow was Senior Vice President of Hartmarx, Inc. Mr. Snow is a director of Movie Gallery, Inc.

      No family relationships exist among the directors and the officers of the Company.

      The election of each nominated director requires a majority of the votes cast at the Annual Meeting. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the enclosed Proxy or, if such stockholder wishes to vote in person, on the ballot to be distributed at the Annual Meeting. The persons named in the enclosed Proxy will vote the shares of Common Stock covered by such Proxy for the election of the nominees set forth above, unless instructed to the contrary.

      Directors who are not employees of the Company are paid annual retainers of $20,000 and $1,000 for each meeting of the Board or any Committee, respectively, attended in person, but not to exceed $1,000 if more than one meeting is held on the same day, and $500 for each meeting of the Board or any Committee attended by telephonic conference call. During 2000, Mr. Shields was compensated for his services as Chairman in the amount of $50,000 in lieu of his Board stipend. Mr. Shields' compensation as Chairman will be $50,000 in 2001.

      During 2000, the Board of Directors had five meetings. Each director has attended at least 75% of the meetings of the Board of Directors.

      The Company has four standing committees: an Audit Committee (consisting of Messrs. Krekeler (Chairman) and Burris and Ms. Shahon) which is responsible for recommending the independent auditor to the Company and reviewing the audit conducted by the independent auditor; a Compensation and Benefits Committee ("Compensation Committee") (consisting of Ms. Shahon (Chairman) and Messrs. Shields and Snow) which is responsible for reviewing executive compensation and benefits and making recommendations with respect thereto; an Executive Committee (consisting of Messrs. Shields (Chairman), Clark and Krekeler) which is responsible for the strategic direction and guidance for the growth and development of the Company; and a Capital Expenditures Committee (consisting of Clark and Shields) which is responsible for approving any capital expenditures by the Company in excess of $1 million. During 2000, the Audit Committee, the Compensation and Benefits Committee, the Executive Committee and the Capital Expenditures Committee have each had meetings. Mr. Weinstein has served as Chairman of the Capital Expenditures Committee prior to his resignation on April 24, 2001, leaving the chairmanship vacant.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE RE-ELECTION OF THE DIRECTORS.

                            PROPOSAL TWO

                      RATIFICATION OF AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), who also served as independent auditors for the most recently completed fiscal year, as the independent auditors to examine and to report on the financial statements of the Company for fiscal year 2001. At the Annual Meeting, the stockholders will consider a proposal to ratify the selection of PricewaterhouseCoopers.

      Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS.

Fees

      Audit Fees. Audit fees for 2000 were $190,000, of which an aggregate amount of $135,000 has been billed by PricewaterhouseCoopers through December 30, 2000. Such fees include the audit of the financial statements of the Company as filed on Form 10-K and the review of quarterly financial information as filed on Form 10-Q for the first three quarters of 2000. Financial Information Systems Design and Implementation Fees. No fees were billed for this item during 2000.
All other Fees. Additional fees totaling $19,500 primarily relating to audits of employee benefit plans.

                        EXECUTIVE OFFICERS

      The officers of the Company are elected by the Board of Directors at their annual meeting or at any regular or special meeting of the Board of Directors and are elected to hold office until the next succeeding annual meeting of the Board of Directors.

                     BIOGRAPHICAL INFORMATION

      Set forth below is certain information concerning each current executive officer of the Company or Stores:

                                                          Years with the
                                                          Company and/or
                          Age       Position                 Safeway

John A. Shields            57       Chairman of the Board,       --
                                     Director
David B. Clark             48       President, Chief Executive    3
                                     Officer and Director

Wayne S. Peterson          43       Senior Vice President         2
                                     Finance, Chief Financial
                                     Officer and Secretary

John C. Rocker*            46       Vice President - Operations   2

Steven M. Mason*           46       Vice President - Marketing   30

Deborah A. Brown           40       Vice President, Corporate     5
                                     Controller, Treasurer and
                                     Assistant Secretary
Prentess E. Alletag, Jr.*  54       Vice President - Human       31
                                     Resources

* Messrs. Mason, Rocker and Alletag only serve as officers for Stores.

      John A. Shields became a director of the Company in May 1993, Acting Chairman of the Board in September 1997 and Chairman of the Board on July 9, 1998. From 1994 to 1997, Mr. Shields was the Chairman and Chief Executive Officer of Delray Farms Fresh Markets. From 1983 to 1993, he was President and Chief Executive Officer of First National Super Markets, Inc., a retail grocery store chain. He is currently Chairman of the Board of Wild Oats Markets, Inc., a publicly reporting health food supermarket, and a director of Shore Bank Corp., a publicly reporting bank.

      David B. Clark became President, Chief Executive Officer and a director of the Company in February 1998. From 1996 to February 1998, Mr. Clark was Executive Vice President, Merchandising and Distribution, for Bruno's, Inc., a $2.8 billion sales company with over 200 stores, having joined in 1995 as Senior Vice President, Operations and Distribution. Bruno's Inc. filed Chapter 11 bankruptcy on February 2, 1998. From 1992 through 1995, Mr. Clark was Vice President, Operations and subsequently Executive Vice President, Merchandising and Operations for the Cub Foods Division of Super Valu, Inc., responsible for stores producing sales volume of $1.7 billion. Mr. Clark is a director of

Associated Wholesale Grocers, Inc., a retail buying cooperative of which Stores is a member.

      Wayne S. Peterson joined the Company in October 1998 as Senior Vice President - Finance, Chief Financial Officer and Secretary. From October 1990 to October 1998, Mr. Peterson served as director and Senior Vice President, Chief Financial Officer and Secretary of Buttrey Food and Drug Stores Company.

      John C. Rocker joined the Company in September 1998 as Vice
President - Operations. From October 1980 to September 1998, Mr. Rocker was with the Kroger Company, most recently as Director of Human
Resources, Labor Relations and Safety.

      Steven M. Mason joined Safeway in 1970 and the Oklahoma Division in 1986. At the time of the acquisition of the Oklahoma division of Safeway by Homeland, he was serving as Special Projects Coordinator for the Oklahoma Division. In November 1987, he joined Stores and in October 1988, he was appointed to the position of Vice President - Retail Operations. In October 1993, Mr. Mason was appointed to the position of Vice President - Marketing.

      Deborah A. Brown joined the Company in November 1995 and became Vice President, Corporate Controller, Treasurer and Assistant Secretary as of June 1998. From October 1985 to January 1995, Ms. Brown served as Consolidation Manager of Scrivner Inc., the nation's third largest grocery wholesaler, prior to its acquisition by Fleming Companies, Inc.

      Prentess E. Alletag, Jr. joined the Oklahoma Division in October 1969, where, at the time of the acquisition of the Oklahoma division of Safeway by Homeland, he was serving as Human Resources and Public Affairs Manager. In November 1987, Mr. Alletag became Vice President - Human Resources.

COMPENSATION

      Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning compensation paid or accrued by the Company to, or on behalf of, the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the fiscal year ended December 30, 2000 (hereinafter referred to as the "Named Executive Officers") and for the fiscal years ended January 1, 2000, and January 2, 1999:

                      SUMMARY COMPENSATION TABLE
                         Annual Compensation

                                                      Long-Term
Name and                                             Compensation  All Other
Principal Position         Year  Salary    Bonus    Option Awards Compensation

David B. Clark (1)(2)(3)   2000  $265,000  $   -       110,000      $55,069
President, Chief           1999   262,403   192,617     20,000       24,671
Executive Officer and      1998   216,346   153,374    130,000       17,336
Director

Wayne S. Peterson(1)(4)(5) 2000  $155,192  $   -       150,000      $ 8,956
Senior Vice President      1999   150,000    73,350     20,000        8,887
Finance, Chief Financial   1998    28,846    18,653     50,000       56,178
Officer and Secretary

Steven M. Mason (6)(7)     2000  $136,274  $   -        25,000      $10,831
Vice President/Marketing   1999   133,737    65,423     15,000       10,749
                           1998   130,500    57,942     13,000        7,106

John C. Rocker (1)(8)(9)   2000  $129,327  $   -        25,000      $ 9,705
Vice President/Operations  1999   125,000    61,125     15,000       13,785
                           1998    36,058    16,595     25,000       62,273

Deborah A. Brown (10)(11)  2000  $ 85,385  $    -       25,000      $ 8,446
Vice President, Corporate  1999    75,000     41,675     9,000        7,124
Controller, Treasurer and  1998    60,558     33,300    13,000          615
Assistant Secretary
_____________


(1) Mr. Clark joined the Company in February 1998, Mr. Peterson joined the Company in October 1998 and Mr. Rocker joined the Company in September 1998.

(2) Other compensation during 2000 for Mr. Clark includes reimbursement of a portion of relocation expenses of $45,356; auto allowance of $7,800; reimbursement for private life insurance premium of $1,281; and Company-provided life insurance premium of $632.

(3) Mr. Clark was granted options to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share, under the Stock
Option Plan as provided for under his employment agreement with the Company. This option agreement terminated on December 6, 2000, and was replaced by the Amended & Restated Stock Option
Agreement dated December 6, 2000, granting Mr. Clark options to purchase 100,000 shares of Common Stock, of which 60,000 shares are exercisable, at an exercise price of $2.00 per share. The options become exercisable ratably over five years commencing
February 17, 1999, and will expire on February 17, 2008.  Mr.
Clark was granted stock options to purchase 30,000 shares of Common Stock on June 1, 1998. This option agreement terminated on December 8, 1998, and was replaced by the Amended & Restated Stock Option Agreement dated December 8, 1998, granting Mr. Clark options to purchase 30,000 shares of Common Stock, of which 18,000 shares are exercisable, at an exercise price of $3.625 per share.
The options become exercisable ratably over five years commencing
June 1, 1999, and will expire on June 1, 2008. Mr. Clark was granted options to purchase 20,000 shares of Common Stock, of which 4,000 are exercisable, on June 30, 1999, at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June
30, 2009. Mr. Clark was granted options to purchase 60,000 shares of Common Stock, of which 12,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010. Mr. Clark was granted options to purchase 50,000 shares, on December 6, 2000, at an exercise price of $2.00 per share. The options become exercisable ratably over five years commencing December 6, 2001, and will expire on December 6, 2010.

(4) Other compensation during 2000 for Mr. Peterson includes auto allowance of $7,800; reimbursement for private life insurance premium of $862; and Company-provided life insurance premium of $294.

(5) Mr. Peterson was granted options to purchase 50,000 shares of Common Stock, of which 20,000 are exercisable at an exercise price of $3.50 per share outside the Stock Option Plan as provided for under his employment agreement with the Company. The options become exercisable ratably over five years commencing October 19, 1999, and will expire on October 19, 2008. Mr. Peterson was granted options to purchase 20,000 shares of Common Stock, of which 4,000 are exercisable, on June 30, 1999 at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Mr. Peterson was granted options to purchase 50,000 shares of Common Stock, of which 10,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010. Mr. Peterson was granted options to purchase 100,000 shares, on December 6, 2000, at an exercise price of $2.00 per share. The options become exercisable ratably over five years commencing December 6, 2001, and will expire on December 6, 2010.

(6) Other compensation during 2000 for Mr. Mason includes auto allowance of $7,800; reimbursement for private life insurance premium of $2,781; and Company-provided life insurance premium of $250.

(7) On May 13, 1997, Mr. Mason was granted options to purchase 12,000 shares of Common Stock, all of which are exercisable at an exercise price of $6.50 per share. The options will expire on May
13, 2007. Mr. Mason was granted options in July 1998 to purchase 13,000 shares of Common Stock, of which 7,800 are exercisable at an exercise price of $7.625 per share. The options are exercisable ratably over five years commencing May 13, 1999, and will expire on July 10, 2008. Mr. Mason was granted options to purchase 15,000 shares of Common Stock, of which 3,000 are exercisable, on June
30, 1999 at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Mr. Mason was granted options to purchase 25,000 shares of Common Stock, of which 5,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010.

(8) Other compensation during 2000 for Mr. Rocker includes auto allowance of $7,800; reimbursement for private life insurance premium of $1,684; and Company-provided life insurance premium of $221.

(9) Mr. Rocker was granted options to purchase 25,000 shares of Common Stock, of which options with respect to 10,000 shares are presently exercisable at an exercise price of $4.75 per share outside the Stock Option Plan as provided for under his employment agreement with the Company. The options become exercisable ratably over five years commencing September 14, 1999, and will expire on September 14, 2008. Mr. Rocker was granted options to purchase 15,000 shares of Common Stock, of which 3,000 are exercisable, on June 30, 1999 at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Mr.
Rocker was granted options to purchase 25,000 shares of Common
Stock, of which 5,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010.

(10) Other compensation during 2000 for Ms. Brown includes auto allowance of $7,800; reimbursement for private life insurance premium of $572; and Company-provided life insurance premium of $74.

(11) On June 22, 1998, Ms. Brown was granted options to purchase 13,000 shares of Common Stock, of which 7,800 are exercisable at an exercise price of $6.125 per share. The options become exercisable ratably over five years commencing June 22, 1999, and will expire on June 22, 2008. Ms. Brown was granted options to purchase 9,000 shares of Common Stock, of which 1,800 are exercisable, on June
30, 1999 at an exercise price of $3.00 per share. The options become exercisable ratably over five years commencing June 30, 2000, and will expire on June 30, 2009. Ms. Brown was granted options to purchase 25,000 shares of Common Stock, of which 5,000 are exercisable, on June 1, 2000, at an exercise price of $4.00 per share. The options become exercisable ratably over five years commencing June 1, 2001, and will expire on June 1, 2010.

The following table sets forth certain information with respect to grants of options to the Named Executive Officers during 2000:

                     Option Grants in Last Fiscal Year

                                                       Potential Realized
                                                       Value at Assumed Rates
                                                       of Stock Appreciation
               Individual Grants for Option Terms

                               % of
                               Total
                  Number of   Options
                 Securities   Granted
                 Underlying  Employees
                  Options    in Fiscal Exercise  Expiration
Name              Granted      Year    Price      Date            5%      10%

David B. Clark       60,000   15.19%   $4.00   June 1, 2010     150,935  382,498

David B. Clark       50,000   12.66%   $2.00   December 6, 2010  62,889  159,374

Wayne S. Peterson    50,000   12.66%   $4.00   June 1, 2010     125,779  318,748

Wayne S. Peterson   100,000   25.32%   $2.00   December 6, 2010 125,779  318,748

Steven M. Mason      25,000    6.33%   $4.00   June 1, 2010      62,889  159,374

John C. Rocker       25,000    6.33%   $4.00   June 1, 2010      62,889  159,374

Deborah A. Brown     25,000    6.33%   $4.00   June 1, 2010      62,889  159,374

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS

      On February 17, 1998, the Company entered into an employment agreement with David B. Clark, the Company's President and Chief
Executive Officer, for an indefinite period. The agreement provides a base annual salary of $250,000, subject to increase from time to time at the discretion of the Board of Directors. Mr. Clark is also entitled to participate in the Company's incentive plan with a target annual bonus of 75% of his base annual salary. The agreement also provides for (a) relocation expenses, including a temporary residence; (b) a company car; and (c) a loan of $125,000. Under the agreement, Mr. Clark is entitled to participate in the Company's employee benefit plans and programs generally available to employees and senior executives, if any. If the Company terminates Mr. Clark's employment for any reason other than cause or disability or his employment is terminated by Mr. Clark following a change of control or certain trigger events (each as defined), Mr. Clark will receive (a) his annual base salary, (b) a pro rata amount of incentive compensation for the portion of the incentive year that precedes the date of termination, and (c) continuation of welfare benefit arrangements for a period of one year after the date of termination. Pursuant to the employment agreement, Mr. Clark's loan of $125,000 plus all accrued interest was deemed cancelled on February 16, 2001. The loan had an annual interest rate of 5.50%, and the total amount of indebtedness cancelled was $146,780. On June 1, 2000, the Company entered into a letter agreement with Mr. Clark whereby the Company agreed to loan Mr. Clark $90,000 as a result of the loss Mr. Clark incurred on the sale of his Birmingham, Alabama home. Mr. Clark agreed to use the proceeds of the loan to purchase a minimum of 15,000 shares Company stock in open market purchases. Payments due on the loan are payable in equal principal amounts of $30,000, plus accrued interest, on the anniversary date of the loan. So long as Mr. Clark remains employed by the Company on an anniversary date, such date's payment of principal and interest will be forgiven. Additionally, if Mr. Clark terminates his employment following a Trigger Event (as defined in his employment agreement), the outstanding principal balance and accrued interest will be forgiven. This loan has an annual interest rate of 6.50%, and the total amount of indebtedness as of December 30, 2000 was $93,413. On December 26, 2000, the Company entered into a letter agreement with Mr. Clark. The letter agreement provides that, in the event of a change of control of the Company or Stores, the Company will pay to Mr. Clark an amount equal to his target amount of incentive compensation. Such amount is not dependent on achievement of the criteria under the Management Incentive Plan or subject to pro ration.

      On July 6, 1998, the Company entered into an employment agreement with Wayne S. Peterson, the Company's Senior Vice President, Chief Financial Officer and Secretary. The agreement provides for a base salary of $150,000, subject to increase from time to time at the discretion of the Board of Directors. Mr. Peterson is also entitled to participate in the Company's incentive plan with a target annual bonus of 50% of his base annual salary. The agreement also provides for (a) relocation expenses, including a temporary residence; (b) a company car or car allowance; and (c) an executive term life insurance policy in the face amount of $500,000. If the Company terminates Mr. Peterson's employment for any reason other than cause or disability, Mr. Peterson will be paid (a) his base salary for one year and (b) a lump sum payment of an amount equal to the product of (i) Mr. Peterson's target bonus under the Company's incentive bonus plan for the year in which employment terminates and (ii) a fraction, the numerator of which is the number of days during such year prior to and including the date of termination of employment and the denominator of which is 365. On
December 26, 2000, the Company entered into a letter agreement with Mr. Peterson. The letter agreement provides that, in the event of a change of control of the Company or Stores, the Company will pay to Mr. Peterson an amount equal to his target amount of incentive compensation. Such amount is not dependent on achievement of the criteria under the Management Incentive Plan or subject to pro ration.

      On December 15, 2000, the Company entered into a letter agreement regarding severance arrangements with Steven M. Mason, the Company's
Vice President of Marketing. The agreement provides that in the event his employment is terminated prior to December 31, 2001, for any reason other than cause or disability, the Company will continue to pay his base salary for a period of one year plus a pro rata target amount of the incentive compensation for the portion of the incentive year that precedes the date of termination. The pro rata incentive compensation is payable only in the event that the results of the Company are such that the criteria for paying bonus has been achieved pursuant to the Management Incentive Plan. On December 26, 2000, the Company entered into a letter agreement with Mr. Mason. The letter agreement provides that, in the event of a change of control of the Company or Stores, the Company will pay to Mr. Mason an amount equal to his target amount of incentive compensation. Such amount is not dependent on achievement of the criteria under the Management Incentive Plan or subject to pro ration.

      On September 14, 1998, the Company entered into an employment agreement with John C. Rocker, the Company's Vice President of Operations. The agreement provides for a base salary of $125,000, subject to increase from time to time at the discretion of the Board of Directors. Mr. Rocker is also entitled to participate in the Company's incentive plan with a target annual bonus of 50% of his base annual salary. The agreement also provides for (a) signing bonus of $25,333;
(b) relocation expenses and (c) a company car or a car allowance.

      On December 15, 2000, the Company entered into a letter agreement regarding severance arrangements with Mr. Rocker. The agreement provides that in the event his employment is terminated prior to December 31, 2001, for any reason other than cause or disability, the Company will continue to pay his base salary for a period of one year plus a pro rata target amount of the incentive compensation for the portion of the incentive year that precedes the date of termination. The pro rata incentive compensation is payable only in the event that the results of the Company are such that the criteria for paying bonus has been achieved pursuant to the Management Incentive Plan. On December 26,
2000, the Company entered into a letter agreement with Mr. Rocker.
The letter agreement provides that, in the event of a change of control of the Company or Stores, the Company will pay to Mr. Rocker an amount equal to his target amount of incentive compensation. Such amount is not dependent on achievement of the criteria under the Management Incentive Plan or subject to pro ration.

      On December 15, 1999, the Company entered into a letter agreement regarding severance arrangements with Deborah A. Brown, the Company's
Vice President - Accounting, Corporate Controller, Treasurer and
Assistant Secretary. The agreement provides that in the event her employment is terminated prior to December 31, 2001, for any reason other than cause or disability, the Company will continue to pay her base salary for a period of one year plus a pro rata target amount of the incentive compensation for the portion of the incentive year that precedes the date of termination. The pro rata incentive compensation is payable only in the event that the results of the Company are such that the criteria for paying bonus has been achieved pursuant to the Management Incentive Plan. On December 26, 2000, the Company entered into a letter agreement with Ms. Brown. The letter agreement provides that, in the event of a change of control of the Company or Stores, the Company will pay to Ms. Brown an amount equal to his target amount of incentive compensation. Such amount is not dependent on achievement of the criteria under the Management Incentive Plan or subject to pro ration.

MANAGEMENT INCENTIVE PLAN

      The Company maintains a Management Incentive Plan to provide incentive bonuses for members of its management and key employees. During 2000, bonuses were determined according to a formula based on both corporate and store performance and accomplishments or other achievements and were paid only if minimum performance and/or accomplishment targets are reached. At minimum performance level, the bonus payout ranges from 25% to 50% of salaries for officers (as set forth in the plan), including the Chief Executive Officer. Maximum bonus payouts range from 100% to 200% of salary for officers and up to 150% of salary for the Chief Executive Officer. Performance levels must significantly exceed target levels before the maximum bonuses are paid. Under limited circumstances, individual bonus amounts can exceed these levels if approved by the Compensation Committee. Incentive bonuses paid to managers and supervisors vary according to their reporting and responsibility levels. The plan is administered by the Compensation Committee, all of whom are ineligible to participate in the plan. Incentive bonuses were not earned for the Named Executive Officers under the plan for performance during fiscal year 2000.

RETIREMENT PLAN

      The Company maintains a retirement plan in which all non-union employees, including members of management, participate. Under the plan, employees who retire at or after age 65 and after completing five years of vesting service (defined as calendar years in which employees complete at least 1,000 hours of service) are entitled to retirement benefits equal to the product of (a) 1.50% of career average annual compensation (including basic, overtime and incentive compensation) plus
 .50% of career average annual compensation in excess of the social security covered compensation multiplied by (b) years of benefit service (not to exceed 35 years). Retirement benefits will also be payable upon early retirement beginning at age 55, at rates actuarially reduced from those payable at normal retirement. Benefits are paid in annuity form over the life of the employee or the joint lives of the employee and his or her spouse or other beneficiary.

      Under the retirement plan, estimated annual benefits payable to the Named Executive Officers of the Company upon retirement at age 65, assuming no changes in covered compensation or the social security wage base, would be as follows: David B. Clark, $55,353; Wayne S. Peterson, $66,864; Steven M. Mason, $84,725; John C. Rocker, $60,064; and Deborah
A. Brown, $39,794.

MANAGEMENT STOCK OPTION PLAN

      In December 1996, the Board of Directors adopted the Homeland Holding Corporation 1996 Stock Option Plan ("Stock Option Plan"). The Stock Option Plan, which is administered by the Compensation Committee, provides for the granting of options to purchase up to an aggregate of up to 832,222 shares of Common Stock. Options granted under the Stock Option Plan are "non-qualified options." The option price of each option must not be less than the fair market value as determined by the Compensation Committee. Unless the Compensation Committee otherwise determines, options become exercisable ratably over a five-year period or immediately in the event of a "change of control" as defined in the Stock Option Plan. Each option must be evidenced by a written agreement and must expire and terminate on the earliest of (a) ten years from the date the option is granted; (b) termination for cause; and (c) three months after termination for other than cause.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee is composed entirely of non-employee directors. The Compensation Committee reviews and approves all compensation arrangements for executive officers and, in that regard, has developed compensation policies for the executives which seek to enhance the profitability of the Company and to assure the ability of the Company to attract and retain executive employees with competitive compensation. Actions by the Compensation Committee are reported to the Board of Directors and, in appropriate cases, ratified by the Board of Directors prior to implementation.

      The compensation program of the Company seeks specifically to motivate the executives of the Company to achieve objectives which benefit the Company within their respective areas of responsibility, with particular emphasis on continued growth in revenues, expense control, operating efficiency, and the ultimate realization of profits for the Company.

      Base salary levels for the Company's executive officers, including the Chief Executive Officer, are set so that the overall cash compensation package for executive officers, including bonus opportunities, compares reasonably to companies with which the Company competes for executive talent. In determining salaries, the Compensation Committee also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's financial performance, the individual's achievement of particular nonfinancial goals within his or her responsibility and other contributions made by the officer to the Company's success.

      In addition to base salary, certain executives, including the Chief Executive Officer, may earn an incentive of up to 150% of such executive's base pay. The compensation policies of the Company are general and subjective both as to salary and as to the other components of the compensation program. The Company's compensation program also includes benefits typically offered to executives of similar businesses to promote management stability, consisting of a retirement plan, stock option plan and employment agreements.

					Laurie M. Shahon, Chairman
					John A. Shields
					William B. Snow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Except for Mr. Shields, none of the persons serving on the Compensation Committee during fiscal year 2000 was an officer or an employee of the Company or Stores or was formerly an officer or an employee of the Company or Stores. There are no interlocks with respect to the Compensation Committee.

PERFORMANCE GRAPH

      Shown below is a line graph comparing cumulative total shareholder return for the Company, the S & P Retail Stores (Food), and the S & P 500 since April 14, 1997.

Comparison of Cumulative Total Return* -- Homeland Holding Corporation, S&P 500 Retail Food Stores, and S & P 500

--Homeland --S&P 500 Retail -- S & P 500





               Date       Homeland      S&P 500 Retail      S & P 500
------------------------------------------------------------------------

               04/97      $100.00       $100.00             $100.00
               01/98        78.79        133.18              130.48
               01/99        41.67        190.32              165.28
               01/00        43.94        110.16              197.55
               12/00         6.06        145.94              177.52
------------------------------------------------------------------------
           *Total return assumes reinvestment of dividends on a quarterly basis.

Note: Companies comprising the S & P Retail Stores (Food) Index include: Albertson's, Inc.; Kroger Co.; Safeway Inc.; and Winn-Dixie Stores Inc.

AUDIT COMMITTEE REPORT

      In accordance with its written Charter which has been adopted by the Board, attached as Exhibit 1, adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Committee is independent as defined by the Securities and Exchange Commission. The Committee reviewed the interim financial information contained in each quarterly earnings announcement with management prior to public release and obtained the assurance that the required review of quarterly results by the independent auditors had been conducted on a timely basis. In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the independent auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees'; discussed with the independent auditors any relationships that may impact their objectivity and independence, including whether the independent auditors' provision of non-audit services was compatible with maintaining their independence; and satisfied itself as to the independent auditors' independence. The Company also discussed with management, the internal auditors and the independent auditors the quality of the Company's internal controls and the organization, responsibilities, budget and staffing of the internal auditors. The Committee also reviewed with both the independent auditors and the internal auditors their audit plans for the year 2000.

      The Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' audit of the financial statements.

      The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 30, 2000, with management and the independent auditors. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.

Audit Committee

Edward B. Krekeler, Jr., Chairman
Robert E. (Gene) Burris
Laurie M. Shahon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Gene Burris, a director of the Company, is President of UFCW Local No. 1000, which represents approximately 96% of Store's unionized employees. Pursuant to the present collective bargaining agreements, the UFCW has the right to designate one member of the Board of Directors of Company and Stores. Mr. Burris is the designee of the UFCW.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of any class of any equity security of the Company to file reports with the Securities and Exchange Commission. During the year ended December 30, 2000, all required reports under Section 16 (a) were filed on time.

                        STOCKHOLDERS' PROPOSALS

      The Board of Directors will consider proposals of the stockholders intended to be presented for action at the 2002 Annual Meeting of Stockholders. For a shareholder proposal to be considered by the Board of Directors, it must be received by the Secretary of the Company at the principal executive offices of the Company no later than January 31, 2002.

                            OTHER MATTERS

      Management of the Company does not know of any other matters to be brought before the meeting. If any other matter properly comes before the Annual Meeting, it is intended that the holders of Proxies will act in respect thereof in accordance with their best judgment.

      A COPY OF ITS REPORT ON FORM 10-K FOR THE 2000 FISCAL YEAR ENDED DECEMBER 30, 2000, IS BEING MAILED IN THIS PROXY STATEMENT TO EACH OF THE STOCKHOLDERS OF RECORD ON APRIL 16, 2001, AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, THE COMPANY WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS), UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, ATTENTION:
SECRETARY.










(2001 Proxy)



                                 -20-




                              Exhibit 1

                    HOMELAND HOLDING CORPORATION
                       AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

      The members of the Audit Committee shall meet the independence, experience and composition requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

      4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

      5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

      7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      8.   Approve the fees to be paid to the independent auditor.

      9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

      10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

      11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

      12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      13. Obtain reports from management that the Company's subsidiaries are in conformity with applicable legal requirements and the Company's Code of Conduct.

      14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

      15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

           a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

           b.  Any changes required in the planned scope of the audit.

      16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

      18. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent
auditor.   Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.